Exhibit 10.6

AMENDMENT NO. 1

TO THE

SUPPLY AGREEMENT

BETWEEN

APTALIS PHARMA CANADA, INC. AND INFAR

This Amendment No. 1 (“Amendment”) to the Supply Agreement dated 16 September, 2008 (the “Agreement”) is by and between Aptalis Pharma Canada, Inc. (formerly Axcan Pharma Inc.), a company incorporated under the laws of Canada and having a place of business at 597, boulevard Laurier, Mont-Saint-Hilaire, QC, J3H 6C4 Canada (“Aptalis”), and Infar, a company incorporated under the laws of Spain and having a principal place of business at Ctra. N-II Km. 680.6 08389 Palafolls, Barcelona, Spain (“Infar”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

WITNESSETH:

WHEREAS, Infar and Aptalis entered into the Agreement; and

WHEREAS, Infar and Aptalis agree to further amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

A.	Schedule A of the Agreement is hereby deleted in its entirety and replaced by the new Schedule A appended to this Amendment.

B.	Section 3.3 is deleted in its entirety.

C.	Section 6.1 is deleted in its entirety and replaced with the following new Section 6.1:

6.1 Term

This Agreement shall enter into force between the parties as of the Effective Date and shall continue until September 16, 2014 unless terminated earlier by one of the parties as provided herein.

D.	The following is hereby added to Section 11.8(a):

with additional copy to:

Aptalis Pharma

100 Somerset Corporate Boulevard

Bridgewater, NJ 08807

Fax No: (908) 927-9648

[*]	Confidential treatment requested.

This Amendment, together with the Agreement, constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to the subject matter.

Except as otherwise amended hereby, the Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized officers with effect as of the 2nd day of January, 2013.

INFAR		APTALIS PHARMA CANADA, INC.

Signed:	/s/ Francisco Ferrer Escolar	Signed:	/s/ John Fraher

Name:	Francisco Ferrer Escolar	Name:	John Fraher

Title:	Managing Director	Title:	Authorized Signatory

[*]	Confidential treatment requested.

SCHEDULE A

API AND PRICING

Item Description	Batch Size	Yearly API Volume (Kg)	Price (€ per Kg)*
Mesalamine for Suppositories	[*]	[*]	[*]
Mesalamine for Suppositories	[*]	[*]	[*]

*	Aptalis is to be invoiced at the price which corresponds to the total annual volume of the forecast. For example, if Aptalis provides an annual forecast [*].

[*]	Confidential treatment requested.